                                                                      Exhibit 99.1

Insys Announces Saeed Motahari to Become President and Chief Executive Officer and Member of the Board of Directors Effective April 17, 2017

PHOENIX, Ariz. — March 27, 2017 — Insys Therapeutics, Inc. (NASDAQ: INSY) ("Insys" or "the Company") today announced that, effective April 17, 2017, Saeed Motahari, will become the Company’s President and Chief Executive Officer (“CEO”) and be appointed to the Company’s Board of Directors.

“We are excited that Saeed, a 20-year veteran of the life sciences industry, has chosen to bring his immense depth of sales and marketing, managed care, and commercial operations experience to Insys.  In particular, after a thorough and deliberate search process, management and the Board of Directors strongly believe that Saeed’s broad background and outstanding leadership skills make him the right individual to advance the Company through this critical stage of our development.  We believe Saeed can execute on the promise of this business including the anticipated commercial launch of Syndros™ and the potential products in our pipeline,” stated Steven Meyer, Chairman of the Board of Directors.

“I am honored the Company’s Board of Directors has entrusted me with this opportunity.  The Company’s dual product platforms of sublingual sprays and cannabinoids have the potential to address the unmet medical needs of significant populations.  I am particularly impressed by the depth of the pipeline and excited about the possibility of addressing patient needs in critical areas like epilepsy and breakthrough cancer pain. I look forward to working with the Insys management team and Board of Directors to continue the Company’s focus on putting the needs of patients first in everything we do, while ensuring long term value for the Insys stockholders,” stated Mr. Motahari.

About Mr. Motahari

Mr. Motahari joins Insys from Purdue Pharma L.P. where he was Chief Commercial Officer since May 2014 leading a successful transformation of the commercial organization as well as contributing to the business development strategy.

Prior to Purdue, from 2004 – 2014, Mr. Motahari worked at Abbott Laboratories and AbbVie, including serving as Vice President of US Specialty Brands – New Launches.   Mr. Motahari also held P&L responsibility for Specialty Franchises in the Renal, Oncology, Endocrinology, Acute Care, Virology and Neuroscience therapeutic areas. He also led various commercial organizations at Abbott Laboratories, Bristol-Myers Squibb and Hoffmann-La Roche in managed care, commercial operations, global analytics and new product development.

Mr. Motahari received a BS in Biology and holds a Master’s of Business degree from Concordia University, Montreal, Canada.

About Insys

Insys Therapeutics is a specialty pharmaceutical company that develops and commercializes innovative drugs and novel drug delivery systems of therapeutic molecules that improve the quality of life of patients. Using proprietary sublingual spray technology and capabilities to develop pharmaceutical cannabinoids, Insys is developing a pipeline of products intending to address unmet medical needs and the clinical shortcomings of existing commercial products. Insys currently markets one product, SUBSYS® (fentanyl sublingual spray) but has received approval for the marketing of SYNDROS™ (dronabinol oral solution), a proprietary, orally administered liquid formulation of dronabinol that Insys believes has distinct advantages over the current formulation of dronabinol in soft gel capsule.  Insys is committed to developing medications for potentially treating addiction to opioids, opioid overdose, epilepsy, and other disease areas with high unmet need.

SUBSYS® and SYNDROS™ are trademarks of Insys Development Company, Inc., a subsidiary of Insys Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding (i) the expectation that Mr. Motahari’s broad background and strong leadership skills make him the right individual to shepherd the Company through this critical stage of its development and to execute on the promise of this business including the anticipated commercial launch of Syndros™ and the potential products in the Company’s pipeline, (ii) the anticipated launch of SYNDROS, (iii) the belief that the Company has the potential to benefit patients in areas of unmet medical needs and (iv) the belief that SYNDROS has distinct advantages over the current formulation of dronabinol in soft gel capsule. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release, and actual results may differ materially from those in these forward-looking statements as a result of various factors, many of which are beyond our control. For a description of these risks facing the company, please see the risk factors described in our filings with the United States Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and any subsequent updates that may occur in our Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this press release, and we undertake no obligation to update or revise these statements, except as may be required by law.

Contact:

Lisa M. Wilson

212-452-2793

E: INSYS@insysrx.com

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